UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2025

ZAPATA COMPUTING HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41218	98-1578373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Zapata Computing Inc.
6 Liberty Square, #2488

Boston, MA 02109

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (857) 367-9002

 100 Federal Street, Floor 20

Boston, MA 02110

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Securities Purchase Agreement, Convertible Promissory Note, and Warrants

On June 12, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with accredited investors pursuant to which the Company sold and issued secured convertible promissory notes (“Notes”) and warrants to purchase 33,125,000 shares of Common Stock (“Warrants”) for total gross proceeds of $2,650,000. The Company used a portion of the proceeds to repay an existing lender as described under Item 1.02 of this Current Report on Form 8-K and intends to use the remaining proceeds for the repayment of certain indebtedness and for working capital and general corporate purposes. Under the Purchase Agreement, the Company may sell and issue the Notes and the Warrants for total gross proceeds of up to $3,000,000.

The Notes have a principal amount equal to the loan amount, mature on the one-year anniversary of the issuance date (subject to acceleration upon the occurrence of certain customary events of default or a change of control), and bear 10% per annum interest. The Notes are convertible into 66,250,000 shares of the Company’s common stock at the option of the holder based on a conversion price of $0.04 per share, subject to certain adjustments. The Notes convert automatically upon the Company’s completion of a securities offering resulting in gross proceeds of at least $5 million.

The Warrants have a term of five years. The Warrants have an exercise price of $0.04 per share, subject to certain adjustments. At any time when a registration statement registering the resale of shares issuable upon exercise of the Warrants is not effective, the Warrants can be exercised cashlessly by the holders.

Consent

On June 12, 2025, the Company entered into a Consent Agreement (the “Consent”) with one of the Company’s two secured lenders prior to the issuance of the Notes in the offering described above (the “Existing Lender”). Pursuant to the Consent, the Existing Lender waived certain rights under its outstanding Senior Secured Promissory Note in the original principal amount of $1,000,000 which was issued by Zapata Computing, Inc., the Company’s subsidiary and remains outstanding following the offering (the “Existing Note”). The Existing Lender waived any default or event default under such Existing Note in connection with the transactions under the Purchase Agreement described above or existing as of the date of the Consent. In exchange for such waiver, the Company agreed to issue the Existing Lender 34,000,000 shares of common stock.

Security Agreement and Intercreditor Agreement

The obligations evidenced by the Notes are secured by the assets of the Company and its subsidiaries pursuant to a Security Agreement entered into between the Company, its subsidiaries and the collateral agent on behalf of the Note holders dated as of the date of the Purchase Agreement. In addition, the Company entered into an Intercreditor Agreement with the collateral agent and the Existing Lender providing for the relative rights with respect to the secured obligations of the Company and its subsidiaries in favor of the secured lenders with respect to the Notes and the Existing Note.

Conversion Agreements

From June 12, 2025 through June 18, 2025, the Company entered into Conversion Agreements (the “Conversion Agreements”) with certain creditors of the Company under which such creditors agreed to exchange a total of $10,100,256 of accounts payable and other liabilities to such creditors in exchange for the Company’s issuance of 27,330,000 shares of the Company’s common stock to such creditors. These transactions are part of the Company’s restructuring under which the Company is seeking to satisfy outstanding obligations which total up to approximately $17,000,000 of accounts payable and other liabilities to creditors in exchange for the issuance to such creditors of a total of up to 46,000,000 shares of common stock (or convertible preferred stock in lieu thereof). In addition, two of these creditors will be receiving convertible preferred stock in lieu of common stock, and the Company is holding the signatures of these creditors in escrow pending the filing of a certificate of designation for such preferred stock with the Delaware Secretary of State.

Universal Resale and Registration Provisions

In connection with each of the transactions described above, the Company and counterparties who received common stock or derivative securities entered into certain Universal Resale and Registration Provisions (the “Resale Provisions”) pursuant to which such recipients agreed to certain lock-up provisions restricting and limiting their sale, transfer, pledge, or disposal of any shares of common stock held by or issuable to such recipients for a period ending 12 months following the date of a resale registration statement with respect to the common stock comprising or underlying such securities is declared effective by the Securities and Exchange Commission (“SEC”) (such period, the “Lock-Up Period”). The Resale Provisions provide that up to 10% of each holder’s shares may be sold or transferred during the first 90 days following such effective date, and up to 25% of such holder’s shares may be sold or transferred in each subsequent 90 day period thereafter for the remainder of the Lock-Up Period; and that during each of the third and fourth ninety 90 day periods referred to above, each holder may sell or transfer up to an additional 10% of its shares, but only to the extent such amount represents shares that were eligible for sale or transfer in prior periods but were not sold or transferred by such holder. The Resale Provisions also contains certain additional limitations and exceptions with respect to such lock-up provisions, including a volume limitation on the holders’ sales of shares pursuant to which the holders collectively may not sell more than 10% of the shares in a given trading day, and the cessation of the Lock-Up Period and termination of such lock-up provisions if certain events do not occur within a specified time and as more particularly set forth therein.

Pursuant to the Resale Provisions the Company also agreed to provide the holders with registration rights pursuant to which, if the Company closes a securities offering resulting in gross proceeds of at least $5 million, the holders shall have “piggy back” registration rights for the inclusion for resale of their shares to be registered on any subsequent registration statement filed with the SEC in connection with such offering. The Company also agreed to file a registration statement for the holders’ sales of shares within 180 days after the Company makes the requisite filings under the Securities Exchange Act of 1934, and prepares the requisite audited and unaudited financial statements, as applicable, to become eligible to file a resale registration statement, and to cause such registration statement to be declared effective within 90 days thereafter. The Company also agreed to provide the holders with certain indemnification rights in connection with such registration rights.

Exhibits

The foregoing descriptions of the transactions, securities and related matters described in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by the full text of the referenced documents, forms of which are filed as Exhibits 4.1, 4.2, and 10.1 – 10.6 of this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement

The Company used approximately $1,343,000 of the proceeds from the offering described above under Item 1.01 to repay the other secured lender pursuant to a Senior Secured Promissory Note (the “Prior Note”) in the original principal amount of $1,000,000 which was issued by Zapata Computing, Inc., the Company’s subsidiary, to a secured lender on or about February 8, 2024. As a result of such payment, such Prior Note is no longer outstanding and the Company’s obligations thereunder have been satisfied. The Prior Note bore interest at a rate of 15% per annum, had a maturity date of December 15, 2026 and was secured by the Company’s assets.

Item 3.02 Unregistered Sales of Equity Securities

All of the securities issued in the transactions referred to in this Current Report on Form 8-K were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
4.1	Form of Note				Filed
4.2	Form of Warrant				Filed
10.1	Form of Conversion Agreement*				Filed
10.2	Form of Securities Purchase Agreement*				Filed
10.3	Form of Consent Agreement*				Filed
10.4	Form of Universal Resale and Registration Provisions*				Filed
10.5	Form of Security Agreement*				Filed
10.6	Form of Intercreditor Agreement				Filed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)				Filed

* Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2025

ZAPATA COMPUTING HOLDINGS, INC.

By:	/s/ Sumit Kapur
Sumit Kapur, Chief Executive Officer